SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

April 11, 2007

INTEGRATED MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

Paul D. Hamm
President
Integrated Media Holdings, Inc.
10 Glenlake Parkway, Suite 130
Atlanta, GA 30328
(Address of principal executive offices)

(678) 222-3445
(Registrant’s telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2007, the board of directors recommended and majority shareholders approved by consent the sale of WV Fiber Inc. to Ultra Global Investments, LLC, a company formed by Peter Marcum and Harish Shah for the purpose of completing this purchase. We signed a Securities Purchase Agreement with Ultra Global on April 11, 2007. The purchase price for this transaction was as follows: (a) $200,000, payable in equal installments of $50,000 each, with the first such installment being due on April 11, 2007, and subsequent installments due pursuant to a Promissory Note, which was issued and delivered to us on the Closing Date; (b) assumption and payment of all indebtedness due from the Company to HT Investments, LLC, in the principal amount of $1,046,822; (c) assumption of the indebtedness owed by the us to certain creditors in the total amount of $1,464,484 , as set forth in more detail in a schedule attached to the purchase agreement; (e) assumption by the Buyer of indebtedness in the amount of $87,500 owed by the Seller to M & A Partners, Inc., dated October 26, 2006; and (f) surrender to the Seller for cancellation of Seller’s capital stock or employee options or warrants exercisable for common stock equivalent, in the aggregate, to approximately 4,000,000 shares of common stock (assuming conversion of any preferred shares included within the capital stock so surrendered), provided, however, that this clause shall be satisfied if Buyer surrenders or causes surrender of such stock, options and warrants equivalent to at least 3,600,000 shares of common stock; and (g) surrender to the Seller for cancellation of an additional 402,607 shares of Seller’s preferred stock, convertible into approximately 3,900,000 shares of common stock.

Item 8.01. Other Events

The Company filed a preliminary Information Statement on form PRE14C on April 16, 2007 and mailed a copy of the preliminary Information Statement to our shareholders around April 27, 2007. This preliminary Information Statement did not satisfy the requirement of Rule 14c-5(b) of the Exchange Act and therefore it should be disregarded. The Company intends to mail a definitive Information Statement regarding the closing of the transaction described above that will satisfy the requirement of Rule 14c-5(b) of the Exchange Act upon the filing of the final Information Statement with the SEC on form DEF14C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MEDIA HOLDINGS, INC.

Date: May 22, 2007	By:	/s/ Paul D Hamm
Title: President

EXHIBIT A

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is made as of March 31, 2007, by Ultra Global Investment, LLC, a Tennessee limited liability company ("Buyer") and Integrated Media Holdings, Inc., a Delaware corporation (the “Seller”).

RECITALS

Seller desires to sell, and Buyer desires to purchase, all of the outstanding capital stock (the “Shares”) in WV Fiber, Inc. (formerly known as Louros Networks, Inc.), a Delaware corporation (the “Company”), for the consideration and on the terms set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1. SALE AND TRANSFER OF SHARES; CLOSING

1.1 SALE AND PURCHASE

        Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, Buyer will purchase the Shares from Seller.

1.2 PURCHASE PRICE

        The purchase price for the Shares (the “Purchase Price”) will be the following: (a) $200,000, payable in equal installments of $50,000 each, with the first such installment being due on April 10, 2007 (the “Closing Date”), and subsequent installments due pursuant to a Promissory Note (the “Note”), which will be issued and delivered to the Seller on the Closing Date; (b) assumption and payment of all indebtedness due from the Company to HT Investments, LLC, in the principal amount of $1,046,822; (c) assumption of the indebtedness owed by the Seller to the creditors and in the amounts set forth on Schedule 1.2(a) attached hereto; (d) forgiveness of indebtedness of the Seller owed to the creditors and in the amounts set forth on Schedule 1.2(b) attached hereto; (e) assumption by the Buyer of indebtedness in the amount of $87,500 owed by the Seller to M & A Partners, Inc., dated October 26, 2006; and (f) surrender to the Seller for cancellation of Seller’s capital stock or vested employee options or warrants exercisable for common stock equivalent, in the aggregate, to 4,000,000 shares of common stock (assuming conversion of any preferred shares included within the capital stock so surrendered), provided, however, that this clause shall be satisfied if Buyer surrenders or causes surrender of such stock, vested options and warrants equivalent to at least 3,600,000 shares of common stock; and (g) surrender to the Seller for cancellation of an additional 402,607 shares of Seller’s preferred stock, convertible into approximately 3,900,000 shares of common stock. The cash portion of the Purchase Price shall be payable as provided in clause (a) of this Section 1.2. The debt assumptions comprising a portion of the Purchase Price pursuant to clauses (c) and (e) herein shall be evidenced by delivery to Seller, at closing, an executed assumption agreement. The debt forgiven compromising a portion of the Purchase Price pursuant to clause (d) shall be evidenced by delivery to Seller, at closing, of original notes evidencing forgiven debt, marked “paid in full”, “cancelled”, or words of like import. The stock to be surrendered for cancellation compromising a portion of the Purchase Price pursuant to clause (f) shall be made by delivery to Seller, within 45 days following the Closing, of certificates representing such shares, each of which shall be duly endorsed for transfer or accompanied by duly executed stock powers.

1.3 CLOSING

The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel at 1222 16th Avenue South, Nashville, Tennessee, at 4:00 p.m. (local time) on the Closing Date, or at such other place as the parties may agree.

1.4 SERVICE AGREEMENT

At the Closing, Endavo Media and Communications, Inc. (“Endavo”), a subsidiary of the Seller, and the Company shall execute a Service Contract substantially in the form of Exhibit 1.4 hereto (the “Service Contract”) for the provision by the Company to Endavo of bandwidth, on the terms set forth on Exhibit 1.4 hereto.

1.5 CLOSING OBLIGATIONS

At the Closing:

(a) Seller will deliver to Buyer (i) an Assignment and Stock Power, duly executed by Seller, assigning to Buyer all of the Shares, (ii) a resignation as officer, director and any similar office, and as an employee of the Company, executed by Paul Hamm, and (iii) the Service Contract, executed by Endavo; and

(b) Buyer will deliver to Seller (i) the initial $50,000 installment of the Purchase Price, (ii) Promissory Note for $150,000, (iii) evidence of the Buyer’s assumption of the debt referred to in clauses (b), (c), (d) and (e) of Section 1.2; (iv) a resignation as officer, director and any similar office, and as an employee of the Seller and/or its subsidiaries, executed by Peter Marcum and Harish Shah; (v) the Service Contract, executed by the Company; (vi) preferred stock referred to in clause (g) of Section 1.2: and (vii) surrendered shares referred to in clause (f) of Section 1.2, within 45 days of the Closing Date.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller represents and warrants to Buyer as follows:

2.1 ORGANIZATION AND GOOD STANDING

Each of Seller and the Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all contracts to which it is a party.

2.2 AUTHORITY; NO CONFLICT

This Agreement has been duly authorized by all necessary corporate action on the part of Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations hereunder.

2.3 CAPITALIZATION

The Seller owns all of the outstanding stock of the Company, free and clear of all encumbrances other than a pledge in favor of HT Investments, LLC. All of the outstanding shares of stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Other than such pledge, there are no contracts relating to the issuance, sale, or transfer of any stock or other securities of Seller.

2.4 COMPANY

The Company has defaulted in payment of the indebtedness owed to HT Investments, LLC, which is secured by substantially all assets of the Company and guaranteed by the Seller. The Seller is aware that management of the Company has been aggressively marketing the services of the Company, and that such management believes it has secured sufficient new business and future prospects to operate profitably, is attempting to arrange financing to provide new equipment to provide enhanced and expanded services to the Company’s customers, and that the Company can operate profitably in the future. Except for the foregoing, the Seller makes no representations or warranties regarding the results of operations, financial condition, or prospects of the Company.

2.5 DISCLOSURE

The representations, warranties and statements of the Seller in this Agreement, in any schedule or in any certificate or other document delivered by Seller to Buyer pursuant to this Agreement are complete, current and accurate and do not omit and will not omit to state any material fact necessary to make each representation, warranty or statement accurate and not misleading in any material respect. The Seller has received from the Company or the Buyer all information and documents regarding the Company that the Seller has requested in connection with the execution of this Agreement.

2.6 RELEASE

Effective upon the Closing, Seller, on behalf of itself, and each of its affiliates, and each of their predecessors, successors and assigns, acknowledges full and complete satisfaction of, and hereby irrevocably, unconditionally, forever and finally, releases and fully discharges each of the Company and the Buyer, and their respective affiliates, shareholders, owners, officers, directors, employees, agents, attorneys, representatives, predecessors, successors and assigns (the “Buyer Released Parties”) from, any and all claims, demands, actions, causes of action, promises, covenants, contracts, agreements, bonds, obligations, liabilities, losses, damages, costs, expenses, and moneys otherwise accrued, due or unpaid, of whatever character, nature or kind, knows or unknown, whether in law or in equity, in contract or in tort, under any statute or at common law, fixed or contingent, against the Buyer Released Parties, other than (a) agreements and obligations of the Buyer set forth in this Agreement and in the promissory note evidencing the deferred cash portion of the Purchase Price, and (b) agreements and obligations of the Company under the Service Contract. Any Buyer Released Parties who are not parties to this Agreement shall be third-party beneficiaries of this Section 2.6.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer represents and warrants to Seller as follows:

3.1 ORGANIZATION AND GOOD STANDING

Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Tennessee.

3.2 AUTHORITY; NO CONFLICT

This Agreement has been duly authorized by all necessary corporate action on the part of Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

3.3 INVESTMENT INTENT

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

3.4 COMPANY

The Buyer is aware that the Company and its predecessor have operated at significant losses and cash flow deficits, that the indebtedness to be assumed by the Buyer pursuant to this Agreement is in default, and that the Buyer shall bear the sole risk of profitable operation of the Company and restructuring and/or repayment of the indebtedness assumed hereunder. The Buyer has not relied on any representations or warranties by the Seller regarding the financial condition, results of operations, or prospects of the Company.

3.5 FULL DISCLOSURE

The representations, warranties and statements of the Buyer in this Agreement, in any schedule or in any certificate or other document delivered by Buyer to Seller pursuant to this Agreement are complete, current and accurate and do not omit and will not omit to state any material fact necessary to make each representation, warranty or statement accurate and not misleading in any material respect. The Buyer has delivered to Seller such documents and information regarding the Company as the Seller has requested in connection with the execution of this Agreement.

3.6 RELEASE

Effective upon the Closing, Buyer, on behalf of itself, and each of its affiliates, and each of their predecessors, successors and assigns, acknowledges full and complete satisfaction of, and hereby irrevocably, unconditionally, forever and finally, releases and fully discharges each of the Seller, and its affiliates, shareholders, owners, officers, directors, employees, agents, attorneys, representatives, predecessors, successors and assigns (the “Seller Released Parties”) from, any and all claims, demands, actions, causes of action, promises, covenants, contracts, agreements, bonds, obligations, liabilities, losses, damages, costs, expenses, and moneys otherwise accrued, due or unpaid, of whatever character, nature or kind, knows or unknown, whether in law or in equity, in contract or in tort, under any statute or at common law, fixed or contingent, against the Seller Released Parties, other than (a) agreements and obligations of the Seller set forth in this Agreement, and (b) agreements and obligations of the Buyer’s affiliate(s) under the Service Contract. Any Seller Released Parties who are not parties to this Agreement shall be third-party beneficiaries of this Section 3.6.

4. BREACH

In the event either party should fail to perform any of its obligations hereunder, the other party shall be entitled to bring suit in any court of competent jurisdiction for specific performance and to recover such monetary damages as the non-breaching party shall be entitled to recover.

In the event the Buyer fails to pay the full Purchase Price in the manner described in section 1.2 herein and such non-payment continues beyond the fifth (5th) day following the date when the same becomes due and payable, the Seller shall be entitled to accelerate the full payment of unpaid principal and applicable default interest on the Promissory Note, issued to Seller pursuant to section 1.2(a) herein, as an Event of Default.

5. GENERAL PROVISIONS

5.1 EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

5.2 PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Seller and Buyer agree.

5.3 NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:

Integrated Media Holdings, Inc.
Attention: Paul D. Hamm
10 Glenlake Parkway, Suite 130
Atlanta, GA 30328
Facsimile No.: 678-623-5026

Buyer:

c/o Wilhagan Ventures, LLC
315 Wilhagan Street
Nashville, TN 37217
Attention: Peter C. Marcum
Facsimile No.: 615-385-5870

5.4 FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

5.5 ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

5.6 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns, except as otherwise provided in Sections 2.6 and 3.6.

5.7 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.8 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

5.9 TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     5.10 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer:	Sellers:

ULTRA GLOBAL INVESTMENT, LLC	INTEGRATED MEDIA HOLDINGS, INC.

By:/s/ Peter Marcum	By: /s/ Paul Hamm
Peter Marcum	Paul D Hamm
Its: President	Its: President

SCHEDULE 1.2(a)Assumed Debt

Payee	Amount

M. Gala	$445,500

G. Shah	$110,000

M. Shah	$55,625

J & H Orlando	$54,062

V. Shah	$20,000

H. Desai	$5,672

H. Shah	$10,000

Bidchaser payroll	$90,000

H. Shah	$126,500

SCHEDULE 1.2(b)

Converted Debt

Payee	Amount

Marble Arch	$109,000

Kalidas	$139,000

Jdip Shah	$11,125

Vraj	$138,000

M. Gala	$150,000

PROMISSORY NOTE

$150,000.00                                            March 31, 2007

FOR VALUE RECEIVED, the undersigned, ULTRA GLOBAL INVESTMENT LLC, a Tennessee limited liability corporation (the “Maker”), with offices at 315 Wilhagan Road, Nashville, TN 37217, unconditionally promises to pay to the order of INTEGRATED MEDIA HOLDINGS INC, an Delaware corporation (the “Holder”) with main office at 10 Glenlake Parkway Suite 130, Atlanta, GA 30328, the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000), without interest except as specified herein, payable in three payments of FIFTY THOUSAND DOLLARS ($50,000) as defined herein.

Whereas, this Note and the amount of principal indebtedness described herein has been issued to the Holder as partial payment to Holder by Maker pursuant to a certain Stock Purchase Agreement between the Maker and the Holder, dated April 6, 2007 (“Purchase Agreement”).

1.  Payments. The Principal amount of this Note shall be payable in three installments as follows: $50,000 on April 12, 2007; $50,000.00 on May 12, 2007; and $50,000.00 on May 27, 2007. The Maker shall have the right to prepay this Note in whole at any time or in part from time to time. All payments by the Maker on account of principal, premium, interest or fees hereunder shall be made in money of the United States of America that at the time of payment is legal tender, by wire transfer of immediately available funds. In the event that (a) each of the three specified payments have been timely made on the dates indicated above, (b) the aggregate amount of $150,000 plus any applicable default interest has been paid by May 27, 2007, or such earlier date if the Maker should choose to prepay, and (c) no event of default, as described herein, has occurred prior to the completion of the three payments specified above, then, in such event, this Note shall be deemed paid in full and no further obligations will be due. A payment shall be considered timely if, and only if, it is made by wire transfer on or before the fifth (5th) day following the required payment date to the Holder’s account as follows, unless other instructions have been made in writing by the Holder in advance of payment date:

Bank:	SunTrust Bank NA
3020 Peachtree Road NW
Atlanta, GA 30305
ABA:	061000104
SWIFT:	SNTRUS3A
Account Name:	Integrated Media Holdings, Inc.
Account No:	1000038608161
Contact:	Meredith Given, (404) 365-3711

Without limiting any of the rights of the Holder of this Note, if any Event of Default shall occur while any amount of this Note remains unpaid and outstanding, then the entire unpaid balance of this Note shall become due and payable immediately on the date such default occurred and interest shall begin immediately accruing on such date and shall be payable on the total amount due and payable at a rate equal to eighteen percent (18%) per annum (computed on the basis of a 365-day year) until full payment of this Note is received by the Holder as described herein. Notwithstanding the foregoing, no interest shall accrue or be payable hereunder at a rate in excess of the maximum rate permitted by applicable Georgia law.

2.  Events of Default. This Note shall be in default upon the occurrence of any of the following events:

a.
If the Maker shall default in any of the payments of principal of this Note and such default continues beyond the fifth (5th) day following the date when the same becomes due and payable as described in section 1 above (Non-Payment Default);

b.
If any warranty, covenant, representation, agreement or statement made, furnished or contained in this Note or the Purchase Agreement be untrue or misleading in any material respect on the date when made;

c.
The occurrence of an event of default or the non performance, nonobservance, default, breach or failure to timely perform, observe or execute in every particular the covenants, agreements, promises, obligations, warranties and conditions set out in the this Note or the Purchase Agreement;

d.	If the Maker shall admit in writing its inability to pay its debts as such debts become due;
e.	If the Maker shall make a general assignment for the benefit of creditors;
f.	If the Maker shall commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect);
g.	If the Maker shall file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, or adjustment of debts;
h.
If there shall have been instituted against the Maker any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under the Federal Bankruptcy Code or any other law relating to bankruptcy, insolvency or adjustment of debts, which are not dismissed within sixty (60) days after such institution; or

i.	If the Maker shall take any action for the purposes of effecting any of the foregoing;

then, and in any such event, the Holder may at any time (unless all defaults shall theretofore have been remedied) at its option, declare this Note to be due and payable, whereupon this Note shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

3.  No Waiver; Rights and Remedies Cumulative. No failure on the part of the holder of this Note to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the holder of this Note of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Maker and the Holder.

4.  Costs and Expenses. The Maker shall reimburse the holder of this Note for all costs and expenses incurred by it, and shall pay the reasonable fees and disbursements of counsel to the holder of this Note, in connection with the enforcement of the holder's rights hereunder, whether or not legal proceedings are initiated.

5.  Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective unless the same shall be in writing and signed by the holder of this Note and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.  Governing Law; Jurisdiction and Service of Process. This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to conflict of laws. The Maker hereby irrevocably consents to the jurisdiction of the courts of the State of Georgia and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with, or simultaneously with, this Note or a breach of this Note or any such document or instrument. In any such action or proceeding, the Maker waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 8 of this Note. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Maker shall appear or answer such summons, complaint, or other process. Should the Maker so served fail to appear or answer within such 30-day period or such extended period, as the case may be, the Maker shall be deemed in default and judgment may be entered by the Holder against the Maker as demanded in any summons, complaint, or other process so served.

7.  Successors and Assigns. This Note shall be binding upon the Maker and its successors and permitted assigns and the terms hereof shall inure to the benefit of the Holder and its successors and assigns, including subsequent holders hereof.

8.  Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received: (a) upon hand delivery (receipt acknowledged) or delivery by telecopy or facsimile (with transmission confirmation report) if delivered on a business day during normal business hours where such notice is to be received, or the first business day following such delivery if delivered other than on a business day during normal business hours where such notice is to be received; or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever first shall occur, to the address set forth above or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8 except that such change shall not be effective until actual receipt thereof.

9.  Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unen-forceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

10.  Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of protest and all other demands or notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

11.  Set-off, Counterclaim. In the event the holder hereof seeks to enforce its rights under this Note, the Maker waives the right to interpose any set-off or counterclaim of any nature or description against the holder.

12.  Headings. The headings in this Note are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Note.

IN WITNESSETH WHEREOF, the undersigned has duly executed this Note, as of the 31st day of March, 2007, and delivered to Integrated Media Holdings, Inc.

ULTRA GLOBAL INVESTMENT LLC

	By:	_________________________
Name: ________________________
Title: _________________________

[CORPORATE SEAL]